UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2019

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2019, Kevin P. Bradley announced his intention to resign from his position as the Executive Vice President & Chief Financial Officer of United States Steel Corporation (the “Corporation”), effective November 4, 2019. Mr. Bradley will remain with the Corporation until December 31, 2019 as Executive Vice President and Adviser to the CEO to provide transitional support.

In connection with Mr. Bradley’s announcement, the Corporation and Mr. Bradley have entered into a Separation Agreement and Release (the “Agreement”). Under the terms of the Agreement, Mr. Bradley shall generally be entitled to compensation consistent with his prior compensation arrangements through the end of the year. Mr. Bradley will also receive payment for accrued and unused vacation time and will be eligible to receive accrued and vested benefits under certain of the Corporation’s retirement plans.

In addition, in recognition of his service to the Corporation and provided that Mr. Bradley does not revoke the Agreement and timely signs and does not revoke the related General Release (as described below), (i) Mr. Bradley will receive pro-rata vesting of various outstanding annually-granted performance awards, restricted stock unit grants, and stock option awards, calculated in each case as of the date of his separation, (ii) the Corporation will pay Mr. Bradley $1,400,000 in a lump sum on the first regular payroll date following the effective date of the General Release, (iii) the Corporation will pay Mr. Bradley $50,000 for additional incidental expenses and services, and (iv) if Mr. Bradley elects to continue his healthcare coverage (including family coverage) under the COBRA continuation provisions of the Corporation’s group health plans, the Corporation will reimburse him for a period of up to 12 months for the cost of such coverage, so long as he is not eligible for group health coverage provided by another employer.

Pursuant to the Agreement, Mr. Bradley will execute a customary General Release of claims he may have against the Corporation and has agreed: (i) generally not to directly or indirectly compete with the Corporation for a period of 12 months, (ii) to cooperate with and assist the Corporation with respect to matters about which he has personal knowledge or which were within the purview of his job responsibilities at the Corporation (iii) not to solicit the Corporation’s employees and other relevant agents for a two year period, (iv) not to disclose the Corporation’s confidential information and trade secrets and (v) not to disparage the Corporation, its products, services and relevant agents.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Corporation’s Form 10-K for the year ended December 31, 2019.

Christine S. Breves, age 63, will assume responsibilities of the principal financial officer, as Senior Vice President & Chief Financial Officer effective November 4, 2019. She currently serves as the Corporation’s Senior Vice President, Manufacturing Support & Chief Supply Chain Officer. Ms. Breves joined the Corporation in 2013 as Vice President and Chief Procurement Officer and progressed through roles of increasing responsibility before being named to her current role.

Ms. Breves has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Ms. Breves has no familial relationships with executives or directors of the Corporation.

The Compensation & Organization Committee of the Board of Directors of the Corporation approved the following compensation package for Ms. Breves, generally effective November 4, 2019:

•	Ms. Breves’ base salary will be increased from $580,000 to $650,000;
•	Ms. Breves’ annual target award under the Corporation’s annual incentive compensation plan will increase from 80% of base salary to 100% of base salary;
•	Ms. Breves’ target annual grant under the Corporation’s long-term incentive plan will increase from $1,250,000 to $2,000,000; and

Ms. Breves also continues to participate in certain benefit plans typically available to executive officers. A description of compensation plans and benefits can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 15, 2019. These plans are also listed as exhibits to the Annual Report on Form 10-K filed with the Commission on February 15, 2019.

Additionally, on October 8, 2019, the Corporation announced a new organizational structure. Under the new structure Scott D. Buckiso, currently serving as Senior Vice President – Automotive Solutions, will become Senior Vice President, Chief Manufacturing Officer North American Flat-Rolled. Douglas R. Matthews, currently serving as Senior Vice President – Industrial, Service Centers and Mining & Tubular, will become Senior Vice President, Chief Commercial & Technology Officer. The new organizational structure will be effective on January 1, 2020.

Item 8.01. Other Events

On October 8, 2019, the Corporation issued a press release related to the executive management changes. The full text of that release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. Also on October 8, 2019, the Corporation issued a press release related to organizational structure changes. The full text of that release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit
No.	Description
99.1	Press Release dated October 8, 2019
99.2	Press Release dated October 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary

Dated: October 8, 2019